SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                ((Amendment No. )

Filed by the  Registrant  [ x ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6a-12)
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                               KRANTOR CORPORATION
                               -------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies

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2.  Aggregate number of securities to which transaction applies:

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3. Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

------------------------------------------------------------------------------
4.  Proposed maximum aggregate value of transaction:

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5.  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

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2.   Form, Schedule or Registration Statement No.

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3.   Filing Party:

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4.   Date Filed:

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                                      -2-

                               KRANTOR CORPORATION
                                 10850 Perry Way
                                    Ste. 203
                              Wexford, Penna. 15090

                                 PROXY STATEMENT


     This statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Krantor Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on June 19,1998 at 2:30 P.M. at Long Island Marriott, Uniondale, New York.

VOTING PROCEDURES

     Stockholders of record at the close of business on May 1, 1998 will be entitled to vote at the Meeting. On the said record date, there were 4,994,015 shares of Common Stock, par value $.001 per share ("Common Stock"), outstanding, each of which being entitled to one vote at the Meeting, and 100,000 shares of Class A Preferred Stock, par value $.001 per share ("Preferred Stock" and, together with the Common Stock, collectively the "Company Shares"), outstanding, each of which being entitled to 13 votes at the Meeting (vote is controlled by Mair Faibish, Executive Vice President of the Company). Holders of the Common Stock and the Preferred Stock will vote as a single class as to all matters to come before the Meeting. A Shareholder List disclosing shareholders of record on May 1, 1998 shall be made available for inspection by shareholders entitled to vote at the Annual Meeting at the location of the Meeting on the date of and in advance of the date of the Meeting.

     The By-Laws of the Company (the "By-Laws") provide that the holders of a minimum of one third of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. The By-Laws further provide that the directors of the Company shall be elected by a plurality vote and that, except as otherwise provided by statute, the Certification of Incorporation of the Company, or the By-Laws, all other matters coming before the meeting shall be decided by the vote of a majority of the number of Company Shares present in person or represented by proxy at the Meeting and entitled to vote thereat.

     Votes cast at the Meeting will be counted by the person appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat Company Shares represented by a properly executed and returned proxy as present at the Meeting for purpose of determining a quorum. Abstention and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

     Five directors will be elected by a plurality vote of the Company Shares present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect thereon. All other matters to come before the Meeting require the approval of a majority of the Company Shares present entitled to vote thereon, therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

     Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the Company Shares represented thereby will be voted at the Meeting in accordance with stockholder direction. Proxies in the enclosed form will be voted FOR the election of each director and FOR the approval of the specified amendments to the Company 's Certificate of Incorporation eliminating future dividend rights to existing Preferred Stock. Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also attend at the Meeting in person and vote by ballot, thereby canceling any proxy previously given. Except for the election of directors, and approval of the amendment to by Company's Certificate of Incorporation arranging for the proposed change in terms of the Preferred Stock, management expects no other matters to be presented for action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented unless otherwise specified in the Proxy.

PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company's transfer agent, American Stock Transfer and Trust Company will assist it in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the Company, however, the Company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services. Certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit by telephone, telegram, telex, telecopy, or personal interview.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     At the Meeting, five directors are to be elected to a one-year term and to hold office until their successors are elected and qualified. The Board of Directors consists of one class, which serves for a one-year term. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, FOR the election of each of the directors nominated to serve on the Board to serve until the fiscal 1998 Annual Meeting of Stockholders or other dates for proposed election on new directors. If contrary to present expectation, any of the nominees should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

            INFORMATION CONCERNING DIRECTORS AND DIRECTOR NOMINEES.

     Set  forth  is  certain  information   concerning  directors  and  director
nominees.

                                                                     Year First
                                                                     Elected A
         Name of Nominee            Age       Position               Director
         ---------------            ---       --------               --------

         Henry J. Platek, Jr.        52     President and Director        1989

         Mair Faibish                38     Executive Vice President
                                            Chief Financial Officer
                                            and Director                  1989

         Mitchell Gerstein           42     Vice President, Treasurer,
                                            Secretary and Director        1991

         Dominic Marsicovetere       49     Director                      1993

         Michael Ferrone             46     Director                      1995

     HENRY J. PLATEK, JR. has been President and a Director of the Company since December 1989.

     MAIR FAIBISH. Mr. Faibish has been Executive Vice President, Chief Financial Officer and a Director of the Company since May 1989. He serves on the Compensation and Executive committees.

     MITCHELL GERSTEIN. Mr. Gerstein has been Treasurer since March 1994. Vice President and a Director of the Company since June 1991. Controller and Treasurer of the Company since March 1992, and Secretary of the Company from June 1991 to March 1994, a position he resumed in January 1995. Mr. Gerstein serves on the Audit Committee.

     DOMINIC A. MARSICOVETERE, CPA. Mr. Marsicovetere has been a Director of the Company since April 1993. Since 1978, Mr. Marsicovetere has been an Accounting Professor in the school of Business Administration at Hofstra University. Since 1978, Mr. Marsicovetere had been in private practice as a certified public accountant. Mr. Marsicovetere is the chairman of the Audit Committee and Independent Compensation Committee.

     MICHAEL FERRONE. Mr. Ferrone has been an associate at Certified Financial Services for 1 year. Mr. Ferrone has been a Vice President and has served on the Executive Committee of Alliance Financial Group for the past eight years. Mr. Ferrone serves on the Audit Committee and Independent Compensation Committee.

CORPORATE GOVERNANCE

     Directors are elected at the annual meeting of stockholders and hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

     The Board of Directors has primary responsibility of directing the management of the business and affairs of the Company. The Board currently consist of five members.

     The Company has an Audit Committee, an Executive Committee, an Independent Compensation Committee and an Employee Compensation Committee.

     The Audit Committee is comprised of Dominic A. Marsicovetere (chair) and Mitchell Gerstein and Michael Ferrone and its functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan and results of their examination of the consolidated financial statements and determining the independence of such accountants. The Audit Committee will also have primary responsibility for reviewing all related party transactions. However, it is the Company's policy that all related party transactions be approved by a majority of the disinterested directors of the Company. Such directors will not be required to make a determination that each related party transaction meets a fairness test, but will decide whether the transaction is in the best interest of the Company. The Audit Committee is comprised of a majority of independent directors as required by NASDAQ.

     The Executive Committee is comprised of Henry J. Platek, Jr. and Mair Faibish and is responsible for establishing policies and procedures relating to the administration and operation of the Company.

     The Independent Compensation Committee, consisting of Dominic Marsicovetere and Michael Ferrone, the Company's two independent non-employee directors, will review and make recommendations with respect to compensation of officers and key employees. They also administer the Company's 1994 Services and Consulting Compensation Plan, as amended with respect to compensation of directors (except non-employee directors) and officers and consultants of the Company.

     The Employee Compensation  Committee,  consisting of Mair Faibish and Henry
J. Platek, will review and make recommendations with respect to compensation of employees who are not officers or directors.

     Executive officers serve at the discretion of the Board of Directors, subject to any employment agreement between the executive officer and the Company.

     The Board of Directors and its Committee voted by unanimous or majority (on notice to others not voting) written consent in lieu of formal meetings with respect to all actions taken in the year ended December 31, 1996 and December 31, 1997, and thereafter in 1998.

     None of the directors or respective officers of the Company have over the last two fiscal years been involved in any material transactions with the Company wherein the amount of money involved exceeded $100,000 although the Company and its affiliates have purchased insurance instruments through Mr. Ferrone. No material transactions involving the officers and or directors of the Company and the Company are proposed. There are also no common affiliations between the Company and officers and/or directors in any other business or entity, to the best knowledge of the Company.

     No officer, director and/or former member or affiliate thereof is or in the last two fiscal years has been in debt to the Company in excess of $100,000.

COMPENSATION OF DIRECTORS/ NON-EMPLOYEE DIRECTOR PLAN

     Directors and committee members who are part of management serve as such without compensation but are reimbursed for their reasonable out-of-pocket expenses in attending meetings of the Board and its committees. Pursuant to the Option Plan, directors who are not employees of the Company are granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant immediately upon their election or reelection to the Board of Directors.

RECOMMENDATION AND VOTE

     The Board of Directors recommends the election of the nominees listed above as directors of the Company to hold office until the next annual meeting or until their successors are elected and qualified. The affirmative vote of a plurality of the Company Shares represented at the Meeting where a quorum is presented is required for such approval. Quorum at the meeting shall require attendance in perosn and/or by proxy by at least one-third amount of the potential votes outstanding.

                   PROPOSAL 2. PROPOSAL TO AMEND THE COMPANY'S
              CERTIFICATE OF INCORPORATION TO ALLOW ELIMINATION OF
                        FUTURE PREFERRED STOCK DIVIDENDS


GENERAL

     At the Annual Meeting, the stockholders of the Company will consider and vote upon a proposal providing for elimination of all future dividend rights of the Company's Preferred Stock. The change in terms of the Preferred Stock will be effected by an amendment to the Company's Certificate of Incorporation (the "Amendment") that is contained in Exhibit A to this Proxy Statement which is incorporated by reference herein. The Amendment will become effective upon its filing with the Secretary of State of Delaware (the "Effective Date"). All of the Company's authorized Preferred Stock is issued and outstanding and change in terms thereof requires also the consent of the holder(s) thereof. Such consent has been received by the Company from the holder of all of the outstanding Preferred Stock, Mr. Faibish, the Company's Executive Vice President.

RECOMMENDATION AND VOTE

     The proposed Amendment must be approved by the holders of at least a majority of the shares of Common Stock present and voting at the Annual Meeting of Stockholders where quorum requirements have been met, and all of the Preferred Stock. Quorum at the meeting shall require attendance in person and/or by proxy by at least one-third amount of potential votes outstanding.

     The Board of Directors has adopted a resolution setting forth the proposed amendment, and hereby recommends that the stockholders of the company vote for the proposed amendment.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of April 1, 1998 information regarding the beneficial ownership of the Company's voting securities (i) by each person who is known to the Company to be the owner of more than five percent of the Company's voting securities, (ii) by each of the Company's directors, and (iii) by all directors and executive officers of the Company as a group:


                                             Amount and Nature of
                                             Beneficial Ownership       Percent of Class
Name and Address of                          Common     Preferred       Common   Preferred
Beneficial Owner(1)                           Stock       Stock         Stock     Stock
-------------------                           -----       -----         -----     -----

Henry J. Platek (2)..........                1,391         -0-            .03%      --
10850 Perry Way
Ste. 203
Wexford, Penna 15090

Mair Faibish (3).............              174,540       100,000         3.49%    100.0%
10850 Perry Way
Ste. 203
Wexford, Penna 15090

Mitchell Gerstein............                  324         -0-            .01%      --
10850 Perry Way
Ste. 203
Wexford, Penna 15090

Dominic A. Marsicovetere.....                 -0-          -0-            -0-       --
10850 Perry Way
Ste. 203
Wexford, Penna 15090

Michael Ferrone.............                 -0-           -0-             -0-      --
10850 Perry Way
Ste. 203
Wexford, Penna 15090

Jemini Investments, Inc.....               302,800         -0-           6.06%      --
P.O. Box 407
Syosset, NY  11791

All Officers and Directors
as Group (4)................               176,255       100,000         3.53%     100.0%



(1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.

(2) Includes 333 shares owned by Michaleen Platek, wife of Henry J. Platek Jr., and 333 shares owned by MNP Corporation d/b/a Twin Cities Wholesale Grocers Incorporated ("MNP"), a corporation wholly-owned by Mrs. Platek. Henry Platek disclaims beneficial ownership of the shares held by Michaleen Platek and MNP.

(3) Mr. Faibish owns the 100,000 shares of Preferred Stock outstanding. Each share of Preferred Stock is entitled to 13 votes on all matters on which Common Stock may vote. Accordingly, the percentage of overall voting power of the Company's voting securities beneficially owned by Mair Faibish and all officers and directors as a group is increased accordingly.

                        PROPOSAL 3. ELECTION OF AUDITORS


     Belew, Averitt LLP are expected to be the independent auditors of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1998 and have acted as such during the last two years of the Company. At the meeting, Belew, Averitt LLP are being nominated to serve as the auditors for the Company for the fiscal year ending December 31, 1998. It is not expected however that any representative of the auditors will be available at the Meeting to respond to questions.

     The financial statements of the Company as of and for the fiscal years ended December 31, 1996 and December 31, 1997 were audited by Belew, Averitt LLP and such did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

RECOMMENDATION AND VOTE

     The Board of Directors recommends the election of Belew, Averitt LLP to serve as auditors for the Company for the fiscal year ended December 31, 1998 and until successors are elected and qualified. The affirmative vote of a plurality of the Company Shares represented at the Meeting where a quorum is present is required for such approval. Quorum at the Meeting shall require attendance in person and/or by proxy by at least one-third amount of potential votes outstanding.

                   PROPOSAL 4. PRIVATE PLACEMENT OF SECURITIES

     Subject to Shareholder Approval the Company has entered an agreement with First Asset Management Inc., a NASD licensed investment banking firm, to act as placement agent to assist the Company on a best efforts basis to attempt a private placement offering (the "Offering") of the Company's securities wherein the Company shall offer up to 30 units of securities, each unit offered for $100,000 investment, and each unit consisting of a $70,000 12% Convertible Subordinated Debenture (the "Debenture") and 26,666 shares of restricted common stock, each unit also allowing for registration rights to the holder of all common stock included in the unit and underlying conversion rights of the Debenture. The Debenture shall be convertible at $2.50 per share. Further terms of the Offering and obligations of the Company regarding same are more particularly set forth in the Term Sheet included herewith as an Exhibit to the Proxy Statement. All funds net to the Company after the expenses of the Offering shall be added to working capital of the Company with no specific restrictions or prohibitions on the use of such funds, and the Company expects to utilize such funds to further its corporate operations and its business including contributing funds to the business of its subsidiaries. The Company believes that the additional capital will allow for the Company to continue to explore, enhance and expand upon its business opportunities and provide more of the products being marketed by the Company and thereby gain an even more firm foothold on its encouraging position in the product marketplace, with the hopeful result of enhancement of the value of the Company's stock in the securities marketplace. The Term Sheet outlines the material terms of the Offering. The Offering may be terminated or other reasonable terms thereof negotiated and approved by the President of the Company or his designee.

     The Company seeks authorization to accept placement of its sercurities on similar terms regardless of the identity of the Placement Agent if the placement as identified in the Term Sheet is not or may not be accomplished, change in identity of such Placement Agent being within the discretion of the President of the COmpany.

RECOMMENDATION AND VOTE

     The Board of Directors of the Company has authorized and approved the Offering and recommends its approval by shareholders of the Company. Shareholder Authorization is necessary for proceeding with the Offering and requires approval by at least a majority of the Company Shares represented at the Meeting where a quorum is present. Quorum at the meeting shall require attendanced in person and/or by proxy by at least one-third amount of potential votes outstanding.

                     PROPOSAL 5. CHANGE OF CORPORATE NAME.

     At the annual Meeting of the Company shall consider and vote upon a proposal to change the company name from Krantor Corporaton to Synergy Brands Inc. and to adopt a new NASDAQ trading symbol of SYBR. The reasoning for the name change is to provide recognition more clearly of the synergistic connection between product acquisition and its marketing by the Company.

RECOMMENDATION AND VOTE

     The Board of Directors of the Company has authorized and approved the change of the corporate name, and recommends its approval by shareholders of the Company. Shareholders authorization requires approval by at least a majority of the Company Shares represented at the meeting where a quorum is present.

                                 OTHER BUSINESS

     Management knows of no other business which is to be presented for action at the meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their judgement.

     It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to execute and return the enclosed proxy to which no postage need be affixed if mailed in the United States.

                             EXECUTIVE COMPENSATION

     Set forth below are tables showing (i) in summary form, the compensation paid to Henry J. Platek and Mair Faibish the only executive officers of the Company who earned in excess of $100,000 during any of the fiscal year presented: and (ii) the options and stock appreciation rights (SARs) granted to such executives in 1997.

                                                                          Restricted
                                                                           Stock
Name and Principal Position                 Year        Salary    Bonus   Options
---------------------------                 ----        ------    -----   -------

Henry J. Platek, President and              1997         62,927   3,750           0
         Chief Executive Officer            1996        105,867     0             0
                                            1995        121,000   6,063           0

Mair Faibish, Executive Vice                1997         97,782     0       500,000(1)
    President and CEO                       1996        112,440     0             0
                                            1995        104,900  11,719           0

Compensation Committee Interlocks and Insider Participation

(1) option exercisable at $.50 per share; as of May 1, 1998 70,000 shares have been exercised.

     All decisions with respect to the stock compensation of the Company's executive officers and key employees are made by the Independent Compensation Committee, which is comprised of Mr. Marsicovetere and Mr. Ferrone under the 1994 Plan. Neither Mr. Marsicovetere nor Mr. Ferrone are officers or employees of the Company nor were they at any time.

     All decisions with respect to the compensation of employees who are not officers or key employees are made by the Employee Compensation Committee which is comprised of Mr. Platek and Mr. Faibish. Mr. Faibish is the Executive Vice President and Chief Financial Officer of the Company.

             REPORT OF THE BOARD OF DIRECTORS ON ANNUAL COMPENSATION


ADMINISTRATION OF COMPENSATION PROGRAM

     The Independent Compensation Committee will be responsible for establishing and administering the stock compensation policies applicable to the Company's executive officers.

     Prior to the establishment of the Committee, decisions with respect to the compensation of the Company's executive officers have been made by the Board of Directors.

COMPENSATION POLICY

     The goals of the Company's executive compensation policy are to (i) attract and retain qualified executives and (ii) ensure that an appropriate relationship exists between executive pay and the creations of shareholder value. To achieve these goals, the Company's executive compensation policy will reward executives for long term strategic management and the enhancement of stockholder value by integrating annual base compensation with other forms of incentive compensation based upon corporate results and individual performance. Measurement of corporate performance will be primarily based on the level of achievement of Company goals and upon Company performance levels compared with industry performance levels.

     The Committee will obtain compensation survey data where available for the promotional wholesale distribution industry and similar industries to be used as a guide to establish compensation levels to be competitive with and comparable to other companies in its industry group.

FISCAL 1997 EXECUTIVE COMPENSATION PROGRAM

     The Company's fiscal 1997 executive compensation program was comprised exclusively of base salary and stock grants pursuant to the Company's compensation plan. During fiscal 1997 Mr. Faibish and Mr. Platek, the Company's two executive officers, did not receive salary increases. The decisions not to grant increases were made by the Board of Directors based on the company performance and financial condition. The compensation program described below will be implemented by the Independent Compensation Committee on a going forward basis.

     BASE SALARY. The Independent Compensation Committee will review and approve all salary changes and stock grants for executive officers. The Committee will base its approval of such salary changes on: (i) performance of the executive,
(ii) Company performance, (iii) experience, and (iv) external salary surveys.

     ANNUAL INCENTIVE. The Company may use annual performance incentives to focus management on achieving financial and operating results. The Company may establish a bonus pool for executive officers for particular year or years, from which bonuses will be paid at the discretion of the President and Executive Vice President upon approval of the Committee, except that bonuses awarded to the President and Executive Vice President will be at the discretion of the Committee based on the financial performance of the Company.

     LONG TERM INCENTIVE. The primary purpose of the long-term incentive compensation plan (the "Plan") is to link management pay with the long term interests of stockholders. The Independent Compensation Committee will use stock options to achieve this link. The grant of options at 100 percent for the fair value assures that the executive officers will receive a benefit only when stock price increases.

     The amount of options granted is based on comparative data on the estimated value of long term compensation for other industry executives. In determining annual stock option grants, the Independent Compensation Committee will base its decision on the individual's performance and potential to improve stockholder value.

     In March 1994, certain executive officers of the Company were awarded stock options and stock grants pursuant to the Plan. These options and grants were made at the discretion of the President and Executive Vice President, and the options were granted at the market price of the Common Stock on the date of grant ($3.00 per share). Such options and stock grants were approved by the Board of Directors. In March 1995, these options were cancelled by the holders. In March 1995, the Independent Compensation Committee issued new options to certain of the Company's executive officers. These options were cancelled by the holders in February, 1997. The Committee believes that options and other stock based performance compensation arrangements are effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

     In 1997 the Committee approved the issuance of options to purchase 500,000 shares of the common stock of the Company, exercisable at $.50 per share to Mair Faibish, such award being granted in recognition of the valuable services that Mair Faibish (the optionee) has devoted to the Company allowing the Company to advance in its operations after losses it incurred in connection with its discontinued kosher business.

CEO COMPENSATION DURING FISCAL 1997

     Mr. Platek's salary is intended to be competitive with salary arrangements received by other chief executive officers in the promotional wholesale distribution industry. The Committee will base future bonuses or awards to Mr. Platek on Company and Individual performance as compared to other promotional wholesale distribution companies, and the criteria set forth above for executive officers generally.

COMPENSATION OF DIRECTORS

     The Company's executive officers do not receive any compensation for their services as Directors; however, such officers are reimbursed for their reasonable out-of-pocket expenses in attending any meetings of the Board and/or its committees. The Company's two non-employee Directors, on the other hand, each receive compensation for their service in the form of an option to purchase 10,000 shares of the Company's Common Stock immediately upon their election or re-election to the Board. These options, which are granted pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Option Plan"), are issued at their fair market value, are immediately exercisable and have a term of ten years.

EMPLOYMENT CONTRACTS

     The Company entered into employment agreements (the "Agreements") with each of Messrs. Platek and Faibish on November 14, 1994, providing for their continued employment in their current capacities until October 1997 and such agreements have been temporarily extended until terminated or new employment agreements are executed subject to termination for cause at an annual base salary, effective November 14, 1994 with respect to Mr. Platek and effective April 1, 1995 with respect to Mr. Faibish, of $108,000 (with automatic 5% annual increases). Under these Agreements, Messrs. Platek and Faibish will each be eligible to receive bonus payments at the discretion of the Independent Compensation Committee. In addition, the Agreements provide for each of Messrs. Platek and Faibish to receive certain stock option grants pursuant to the Company's 1994 Plan. Each officer has agreed that upon termination of his employment he will not compete with the Company for a period of one year in any area within a 50 mile radius of the Company's principal place of business. The Agreements also provide for certain payments in the event of either officers' disability and for the use of a Company automobile.

CONCLUSION

     The Board of Directors and the Independent Compensation Committee believe that the quality and motivation of management make a significant difference in the long term performance of the Company. The Board of Directors and the Committee also believe that a compensation program which rewards performance that meets or exceeds high standards also benefits the stockholders, so long as there is an appropriate downside risk element to compensation when performance falls short of such standards. The Board of Directors and the Committee are of the opinion that the Company's management compensation program meets these requirements, has contributed to the Company's success, and is deserving of stockholder support.

                           COMPANY STOCK PERFORMANCE


                             (PLEASE SEE SCHEDULE A)

ANNUAL REPORT

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 which includes audited financial statements has been previously mailed to stockholders and the 1997 Annual Report being mailed to shareholders herewith. Such reports are incorporated herein by reference and should be review by the recipient of this Proxy Statement in conjunction with review of the other information on the company included herewith.

FORM 10-KSB

     The Company is furnishing herewith to each person whose Proxy is being solicited, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission. The 10-K report of the Company for 1997 is incorporated herein by reference and should be reviewed by the recipient of this Proxy Statement in conjunction with review of the other information on the Company included herein.

STOCKHOLDER PROPOSALS

     If any stockholder desires to present a proposal for action at the Company's annual meeting to be held in 1999, such proposal must be in compliance with applicable laws and Securities and Exchange Commission regulations and must be received by the Company on or prior to February 1, 1999.

SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it with respect to fiscal 1996 and 1997 or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with.

                       By Order of the Board of Directors

                               Mitchell Gerstein
                                   Secretary

Wexford, PA

                                   SCHEDULE A
                           COMPANY STOCK PERFORMANCE

                         1993      1994      1995      1996      1997
                         ----      ----      ----      ----      ----

KRANTOR CORPORATION      100       56         28         3         2
NASDAQ MARKET            100       97        138       170       209
PEER GROUP               100       80        100       100       126


PEER GROUP INCLDUES:

FLEMING,  SUPERVALU,  NASH  FICH,  RICHFOODS  HOLDING,  SUPERRITE,  SUPER  FOODS
SERVICES


(GRAPH ALSO INCLUDED)

                                    EXHIBIT A
                                     AMENDED
                         CERTIFICATION OF DESIGNATION OF
                       PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
                             CLASS A PREFERRED STOCK
                                       OF
                               KRANTOR CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     KRANTOR CORPORATION, a corporation incorporated, organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on April 15, 1998 adopted the following resolution modifying in part the designations, rights and limitations of 100,000 shares of Preferred Stock of the Corporation designated as Class A Preferred Stock:

         RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, the preferences, rights and limitations of the previously designated Class A Preferred Stock par value $.001 per share, of the Corporation are hereby modified as follows:

     All dividend rights of the Preferred Stock are eliminated and no further dividends shall accrue or be paid for any period beyond the date of this resolution and thereby Section 4. "DIVIDENDS" is amended in its entirety to read as follows:

         4. DIVIDENDS.

     Class A Preferred Stock shall not be entitled to any dividends beyond those given to common stock.

     IN WITNESS WHEREOF, Krantor Corporation has caused this Certificate to be signed on its behalf by Henry J. Platek, its President, and its corporate seal to be hereunto affixed and attested to by Mitchell Gerstein, its Secretary this 15th day of April 1998.

Attest:                                     KRANTOR CORPORATION




BY: /s/ Mitchell Gerstein                      BY: /s/ Henry J. Platek, Jr.
-------------------------------                ------------------------------
        Mitchell Gerstein                              Henry J. Platek, Jr.
        Secretary                                      President

                                    EXHIBIT B
                               KRANTOR CORPORATION
                      Proposed Term Sheet - April 27, 1998

SECURITY: Units to be sold pursuant to Regulation D (the "Offering") at $100,000, each Unit consisting of a $70,000 Convertible Subordinated Debenture (the "Debenture") and 26,666 shares of unregistered common stock (the "Shares").

AMOUNT: Approximately $3,000,000.

OFFERING PERIOD: The Offering Period for this Offering shall terminate on July 31,1998 unless continuance is agreed by the Company and the Placement Agent. The Offering shall not commence until the present registration of securities by the Company on Form S-3 presently under review by the SEC is declared effective.

THE DEBENTURES

MATURITY: Four years from the date of issue.

INTEREST: 12% per annum, payable quarterly in arrears; 1st payment in 6 months. The Company may, at its option, pay interest by issuing common stock if such shares are registered and issued without a restrictive legend. If the Company elects to do so, the stock shall be valued at 80% of the average closing bid price for the five trading days immediately preceding the interest payment date.

CONVERSION PERIOD: Convertible at any time.

CONVERSION PRICE: Convertible at a price equal tO $2.50 per share.

REDEMPTION: The Company may, at any time, call the Debentures at par plus accrued interest as long as (i) a registration allowing for the sale of the underlying shares is effective or all the shares are saleable pursuant to Rule 144 and (ii) the closing price of the common stock on each of the twenty days immediately preceding the notice of redemption is at least 200% of the conversion price.

PLACEMENT AGENT: First Asset Management, Inc.

OTHER PROVISIONS

REGISTRATION: The Company shall, within 60 days, file a registration statement on Form S-3 (or such other form as may be available if the Company is not eligible to use Form S-3 for such registration) in order to register the Shares as well as the shares underlying the Debentures and shares issued to the Placement Agent and to cause such registration statement to be effective within six months of the Closing. Should the registration statement not be effective within such period, the interest rate on the Debentures shall increase by one percent per month until the registration statement is declared effective or until all the Shares and shares underlying the other securities are freely saleable pursuant to Rule 144. At the option of the Company, such increased interest (but not the base amount of interest due) may be paid in common stock (valued at the average closing bid price for the five trading days preceding the penalty date).

RESTRICTIONS ON RESALE: None of the stock issued as part of the Unit or upon conversion of the Debentures may be sold within one year of issuance without approval of the Placement Agent and may not be sold at a price less than $1.50 per share without approval of the Company.

SHAREHOLDER APPROVAL: This Offering shall require the approval of the Company's shareholders as required by NASDAQ regulations.

DOCUMENTATION: The Company shall prepare at its own cost any and all placement documents deemed appropriate by the Placement Agent including but not limited to an offering memorandum and form of Debenture. Such documents shall be in form acceptable to the Placement Agent and its counsel.

BLUE SKY: All Blue Sky work shall be performed by the Placement Agent's counsel at the sole cost of the Company.

PLACEMENT AGENT'S COMPENSATION: The Placement Agent shall be paid a cash fee equal to 8% of the amount raised and a non-accountable expense allowance equal to 2% of the gross proceeds raised for the Company. In addition, the Placement Agent shall receive 100,000 shares of unregistered common stock.

BOARD OF DIRECTORS: The Placement Agent shall have the right to appoint one person to the Company's board of directors or, alternatively, to designate one person to attend all meetings (including telephonic meetings) of the board.

RETENTION OF CONSULTANT: If closing on the Offering is on at least fifty percent of the maximum Offering the Company shall retain Capital vision Group Inc. ("CVG") and Wellfleet Associates, Inc. ("WA") as its co-financial consultants on terms acceptable to the Company, the Placement Agent, CVG and WA. The Financial Consultant expects that as compensation for its service, CVG will receive a total of 100,000 shares of unregistered common stock, 200,000 four year warrants at $2.00 per share and a retainer equal to $24,000 payable upon execution of the consulting agreement or as may be acceptable to the Company and CVG. WA will receive an additional 200,000 four year warrants at $2.00 per share. Additional amounts may be paid by the Placement Agent to either CVG or WA or both.

Our interest in proceeding with the Private Placement is based in part upon the representations and warranties contained in the materials supplied by the Company and obtainable by the Placement Agent and Financial Consultants and in our private meetings. The financing will be contingent upon a full and proper due diligence including, but not limited to, a trip to visit the Company's facilities in the Dominican Republic, a review of the Company's completed year end audit and any and all other materials deemed necessary by the Placement Agent and Financial Consultants.

The Offering shall be subject to any rights previously contracted by the Company giving right of first refusal to other financing sources to match the terms of the Offering and to participate therein, which other financing sources and their rights, if any, shall be evidenced in writing by the Company to the Placement Agent within 10 days of the execution of this Term Sheet by all parties.

If the following properly summarizes our agreement, please sign and return an original for our records.


                                    Sincerely,


                                    By: /s/ Mark I Lev, Esq.
                                   --------------------------------------
                                            Mark I Lev, Esq.
                                            Chairman & CEO
                                            First Asset Management, Inc.



Dated: April 27, 1998

Agreed and Accepted to:

Krantor Corporation

   /s/   Mair Faibish, VP
By:-----------------------
         Mair Faibish, VP

                                    EXHIBIT C
                               KRANTOR CORPORATION
                                 10850 PERRY WAY
                                     STE 203
                              WEXFORD, PENNA. 15090

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mair Faibish and Mitchell Gerstein, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated herein, all of the shares of the common stock, par value $.001 per share, of Krantor Corporation (the "Company"), held of record by the undersigned on at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on , and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS PRESENTED FOR SHAREHOLDER VOTE AT THE ANNUAL MEETING.

1. PROPOSAL TO ELECT THE FOLLOWING PERSONS TO SERVE AS THE BOARD OF DIRECTORS FOR KRANTOR CORPORATION FOR ONE YEAR FROM THE EFFECTIVE DATE OF THE ANNUAL MEETING OF SHAREHOLDERS TO WHICH THIS PROXY RELATES OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED:

HENRY J. PLATEK, JR.
MAIR FAIBISH
MITCHELL GERSTEIN
DOMINIC MARSICOVETERE
MICHAEL FERRONE

2.  PROPOSAL  TO  APPROVE  AN  AMENDMENT  TO  THE  COMPANY'S   CERTIFICATION  OF
INCORPORATION TO ALLOW ELIMINATION OF FUTURE PREFERRED STOCK DIVIDENDS, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.

3. PROPOSAL TO ELECT BELEW, AVERITT & COMPANY TO SERVE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

FOR { }   AGAINST { }  ABSTAIN { }

4. PROPOSAL TO APPROVE PRIVATE PLACEMENT OF SECURITIES, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.

FOR ( )   AGAINST ( )  ABSTAIN ( )

5. PROPOSAL TO APPROVE CHANGE OF NAME OF COMPANY TO SYNERGY BRANDS INC. AND ADOPT NEW NASDAQ SYMBOL OF SYBR OR OTHERWISE AS COMPANY MANAGEMENT MAY DETERMINE.

FOR ( )   AGAINST ( )  ABSTAIN ( )

6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

FOR  { }  AGAINST { } ABSTAIN { }

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW { }

PLEASE EXECUTE THIS PROXY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER
AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


SIGNATURE:                             DATE:


SIGNATURE:                             DATE:


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.